As filed with the Securities and Exchange Commission on December 20, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)
Georgia	58-2508794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
(864) 232-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Justin M. Grow
Executive Vice President and Chief Administrative Officer
Delta Apparel, Inc.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
(864) 232-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Sudhir N. Shenoy
Womble Bond Dickinson (US) LLP
301 S. College St., Suite 3500
Charlotte, North Carolina 28202
(704) 331-4900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 20, 2022
PRELIMINARY PROSPECTUS
$150,000,000

Delta Apparel, Inc.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units
Delta Apparel, Inc. may offer, from time to time, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities.
You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
Our common stock is listed on the NYSE American under the symbol “DLA.” On December 19, 2022, the last reported sale price for our common stock on the NYSE American was $9.94 per share.

Investing in our securities involves risks. Before making a decision to purchase our securities, you should carefully consider risk factors that will be described in any applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2022.

i

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, after the SEC declares our registration statement effective, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000 or the equivalent thereof in one or more foreign currencies, including currency units or composite currencies.
This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors in addition to those included or incorporated herein by reference under the heading “Risk Factors” or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly to purchasers or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act”.
All references in this prospectus to “Delta”, “Delta Apparel,” “the Company”, “we”, “us”, “our Company”, “the Registrant” or “our” refer to Delta Apparel, Inc. collectively with DTG2Go, LLC, Salt Life, LLC, M.J. Soffe, LLC and our other domestic and international subsidiaries, as appropriate to the context.
Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States Dollars (“$”).
When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein or therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. No one is authorized to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference herein or therein, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. We caution that these forward-looking statements are not guarantees of future performance and are largely based on our expectations and are subject to risks, uncertainties and assumptions, including, among others, those we identify under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, any prospectus supplement and/or other offering material, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws.

THE COMPANY
Delta Apparel, Inc. is a vertically-integrated, international apparel company with approximately 8,600 employees worldwide. We design, manufacture, source, and market a diverse portfolio of core activewear and lifestyle apparel products under our primary brands of Salt Life®, Soffe®, and Delta. We are a market leader in the on-demand, digital print and fulfillment industry, bringing DTG2Go’s proprietary technology and innovation to our customers’ supply chains. We specialize in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants, eRetailers, the U.S. military, and through our business-to-business digital platform. Our products are also made available direct-to-consumer on our ecommerce sites and in our branded retail stores. Our diversified go-to-market strategies allow us to capitalize on our strengths in providing activewear and lifestyle apparel products to a broad and evolving customer base whose shopping preferences may span multiple retail channels.
We design and internally manufacture the majority of our products, with more than 90% of the apparel units that we sell sewn in our own facilities. This allows us to offer a high degree of consistency and quality, leverage scale efficiencies, and react quickly to changes in trends within the marketplace. We have manufacturing operations located in the United States, El Salvador, Honduras, and Mexico, and we use domestic and foreign contractors as additional sources of production. Our distribution facilities are strategically located throughout the United States to better serve our customers with same-day shipping on our catalog products and weekly replenishments to retailers.
We were incorporated in Georgia in 1999 and our headquarters is located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. Our telephone number is 864-232-5200.

USE OF PROCEEDS
Unless we otherwise specify in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include repayment of indebtedness, funding future acquisitions, strategic investments, stock repurchases, capital expenditures and working capital. Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment-grade securities. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

DESCRIPTIONS OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Articles of Incorporation, as amended, our Bylaws, as amended, and applicable Georgia law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.
We may issue securities in book-entry form through one or more depositaries named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK
General
We are authorized to issue up to 15,000,000 shares of common stock, par value $0.01 per share, of which 7,001,270 shares were issued and outstanding as of December 19, 2022. We are also authorized to issue up to 2,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock were outstanding as of December 19, 2022.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to any preferences that may be applicable to any preferred stock issued in the future, the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
We are authorized to issue 2,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more classes and in one or more series within a class upon authorization by our board of directors. Our board of directors, without further approval of the shareholders, is authorized to fix the preferences, limitations and relative rights of the shares of each class or series within a class.
If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:
•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the liquidation preference of the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	decreasing the amount of earnings and assets available for distribution to holders of common stock;
•	restricting dividends on common stock;
•	diluting the voting power of common stock;
•	impairing the liquidation rights of common stock; and
•	delaying, deferring or preventing a change in control of our Company.

Anti-Takeover Provisions
We are governed by the Georgia Business Corporation Code. Our Articles of Incorporation (as amended), Bylaws (as amended) and the Georgia Business Corporation Code contain provisions that may delay, prevent or make more difficult an attempt by a third party to acquire control of the Company by means of a tender offer, proxy contest or other similar transaction involving control of the Company, even if viewed favorably by shareholders and/or should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to remain in office and place it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our business. These provisions include the following:
Articles of Incorporation
Our Articles of Incorporation, as amended:
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authorize the issuance of our authorized but unissued shares of “blank check” preferred stock in one or more classes and in one or more series within any such class, with such preferences, limitations and relative rights granted to and imposed upon each class and series of preferred stock as determined by the board of directors in accordance with Section 14-2-602 of the Georgia Business Corporation Code;

•	require the unanimous written consent of our shareholders for them to take action without a meeting of shareholders;
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require the board of directors, when evaluating any transaction involving control of the Company, to consider not only the consideration being offered in relation to the then current market price for the Company’s capital stock but also in relation to the then current value of the Company in a freely negotiated transaction and to the board’s estimated future value of the Company (including the unrealized value of its properties and assets) as an independent going concern, as well as other factors the board of directors deems relevant, such as the interests of employees, customers, suppliers and creditors of the Company and its subsidiaries, and the communities in which its facilities are located; and

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provide that our shareholders shall elect the directors of the Company by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the annual meeting of shareholders and entitled to vote for the election of directors, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote for the election of directors.

Bylaws
Our Bylaws, as amended:
•	permit a special meeting of the shareholders to be called by the holders of a majority of shares outstanding and entitled to vote at such meeting;
•	prohibit the conduct of any business at a special meeting of shareholders other than the business specified in the notice of the meeting;
•	require the unanimous written consent of our shareholders for them to take action without a meeting of shareholders;
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require shareholders to provide advance notice to us of any shareholder nominations for directors at an annual or special meeting of shareholders or to bring any proposal of other business before an annual meeting of shareholders;

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provide that, except as otherwise provided by our Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders;

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provide that our shareholders shall elect the directors of the Company by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the annual meeting of shareholders and entitled to vote for the election of directors, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote for the election of directors, and as to all other matters, action on a matter is approved if the votes cast in favor of the action exceed the votes cast against the action;
•	allow the board of directors to set the number of directors between two and fifteen and authorize our board of directors to fill vacant directorships;
•	allow our board of directors to alter, amend or repeal our Bylaws and adopt new bylaws; and
•	elect for the Company to be covered by the “business combination” provisions of the Georgia Business Corporation Code described below.
Georgia Law
We have elected in our Bylaws to be governed by the “business combination” provisions of the Georgia Business Corporation Code (Sections 14-2-1131 through 14-2-1133), which could be viewed as having the effect of discouraging an attempt to obtain control of the Company; however we have not elected in our Bylaws to be governed by the “fair price” provisions of the Georgia Business Corporation Code (Sections 14-2-1110 through 14-2-1113), so the “fair price” provisions are not applicable to an attempt to obtain control of the Company. The business combination provision generally would prohibit us from engaging in various business combination transactions with any interested shareholder (defined generally as a beneficial owner of 10% or more of our outstanding common stock) for a period of five years after the date of the transaction in which the person became an interested shareholder unless specified board of directors and shareholder approval conditions are met.
Trading
Our common stock is listed on the NYSE American under the symbol “DLA.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES
We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes, indenture and indenture supplement. The notes, indenture and indenture supplement are or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes, indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We will issue any senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus that is related to the debt securities that we sell under this prospectus, as well as the complete indentures, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of debt securities that we may issue, including senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities, and do not limit us from issuing any other debt, including secured and unsecured debt. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	the title of the debt securities;
•	the limit, if any, upon the aggregate principal amount or issue price of the securities of a series;
•	the ranking of the specific series of debt securities relative to our and our subsidiaries’ other outstanding indebtedness;
•	the price or prices at which the debt securities will be issued;
•	the designation, aggregate principal amount and authorized denominations of the debt securities;
•	the issue date or dates of the series and the maturity date of the series;
•	whether the securities will be issued at par or at a premium over or a discount from their face amount;
•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;
•	the right, if any, to extend interest payment periods and the duration of the extension;
•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	the currency of denomination of the securities;
•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
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if payments of principal of, premium, if any, on or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	the dates on which premium, if any, will be paid;
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any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;
•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and
•	other specific terms, including any additional events of default or covenants.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special material United States federal income tax considerations that may be applicable to the particular debt securities.
The debt securities will represent our general obligations. We are a legal entity separate and distinct from our subsidiaries; however, a material portion of our assets is owned by our consolidated subsidiaries. Our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities.
Senior Debt
Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.
Subordinated Debt
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus, and the subordinated indenture filed as an exhibit to the registration statement of which this prospectus is a part may be modified by a supplemental indenture to reflect such subordination provisions.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Merger, Consolidation or Sale of Assets
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part prohibit us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:
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either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

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immediately after giving effect to such transactions, no Event of Default defined in the indentures and described under the caption “Events of Default and Remedies” below, or event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.
Events of Default and Remedies
When we use the term “Event of Default” in the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part with respect to the debt securities of any series, we in general mean:
1.	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
2.	default in paying principal of, or premium, if any, on, the debt securities when due;
3.	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
4.
default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice of such default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

5.	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and
6.	any other Events of Default provided with respect to debt securities of that series that are set forth in the applicable prospectus supplement accompanying this prospectus.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that no holder of any debt security issued under the indenture may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that during the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the Event of Default.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to knowledge of compliance with the indenture. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment of any principal, interest or any premium when due on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
In general, the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part may be amended or modified without the consent of any holder of debt securities in order to:
•	evidence a successor to the trustee;
•	cure ambiguities, defects or inconsistencies;
•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•	secure the debt securities of a series;
•	establish the form or forms of debt securities of any series;
•	add additional Events of Default with respect to the debt securities of any series;
•	add additional provisions as may be expressly permitted by the Trust Indenture Act;
•	maintain the qualification of the indenture under the Trust Indenture Act; or
•	make any change that does not adversely affect in any material respect the interests of any holder of the debt securities of a series.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, in general, no modification or amendment may, without
•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;
•	reduce the principal amount, or extend the fixed maturity, of the debt securities;
•	change the method of computing the amount of principal or any interest of any debt security;
•	change or waive the redemption or repayment provisions of the debt securities;
•	change the currency in which principal, any premium or interest is paid or the place of payment;
•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•	impair the right to institute suit for the enforcement of any payment on the debt securities;
•	waive a payment default with respect to the debt securities;
•	reduce the interest rate or extend the time for payment of interest on the debt securities; or
•	adversely affect the ranking or priority of the debt securities of any series.

Satisfaction, Discharge and Covenant Defeasance
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:
either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•	the rights of holders of the debt securities to receive principal, interest and any premium when due;
•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and
•	the defeasance provisions of the indenture.
In addition, the indentures in the forms initially filed as exhibits to the registration statement, of which this prospectus is a part, provide that we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an Event of Default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or
•
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

•
in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•	if the debt securities are to be redeemed prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;
•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.
Forms of Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that so long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal of, premium, if any, on and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Governing Law
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part and each series of debt securities are governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue, together with other securities or separately, warrants to purchase debt securities, common stock or preferred stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;
•	the identity of the warrant agent;
•	any mandatory or optional redemption provision;
•	whether the warrants are to be issued in registered or bearer form;
•	whether the warrants are extendible and the period or periods of such extendibility;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights of Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).
Modification of the Warrant Agreement
The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; and
•	to investors directly in negotiated sales.
Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which those securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.
Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or paid to dealers; and
•	any securities exchange on which such offered securities may be listed.
Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•	whether that offering is being made to underwriters or through agents or directly;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities, if any.
Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed to dealers may be changed intermittently.
Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved and the terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•	the name of any participating broker, dealer, agent or underwriter;
•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and
•	other facts material to the transaction.
To facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages reselling of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
To comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the websites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:
•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
This prospectus may also be used in connection with any issuance of common stock, preferred stock or debt securities upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Womble Bond Dickinson (US) LLP. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Delta Apparel, Inc. and Subsidiaries appearing in Delta Apparel, Inc. and Subsidiaries’ Annual Report (Form 10-K) for the year ended October 1, 2022, and the effectiveness of Delta Apparel, Inc. and Subsidiaries’ internal control over financial reporting as of October 1, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. We provide annual reports to our shareholders that include financial information reported on by our independent registered public accounting firm.
We have filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and, if applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.
We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended October 1, 2022, filed with the SEC on November 21, 2022;
•
the information identified as incorporated by reference under Part III of our Annual Report on Form 10-K for the fiscal year ended October 1, 2022, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 20, 2022; and

•
the description of our common stock, $0.01 par value per share, contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended October 1, 2022, filed with the SEC on November 21, 2022, together with any amendment or report filed for the purpose of updating such description.

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
We will provide to each person, including any beneficial owner, to whom a prospectus or a prospectus supplement is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus and any prospectus supplement but not delivered with this prospectus or the applicable prospectus supplement. We will provide this at no cost to the requestor upon written or oral request by writing to us at the following address or by calling us at (864) 232-5200 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time: Investor Relations, Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.deltaapparelinc.com. Except for the documents described above, information on our website is not incorporated by reference into this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered under this registration statement. The Company will bear all of these expenses.
Registration Statement filing fee	$16,530
Printing fees and expenses	*
Legal fees	*
Accounting fees	*
Trustee and transfer agent fees	*
Miscellaneous fees	*
Total	*
*
Fees and expenses (other than the Registration Statement filing fee) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers
Georgia Business Corporation Code
Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code, or “GBCC,” provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.
In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved or ratified by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.
Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.
Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is not a director, to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.
Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.
Delta Apparel’s Articles of Incorporation and Bylaws; Insurance
The Company’s Bylaws (as amended) provide (i) that the Company shall indemnify its directors and officers (and each person who at its request served as an officer or director of any other entity) to the fullest extent permitted by the GBCC (or any successor provision), (ii) that the Company’s shareholders may approve additional indemnification pursuant to Section 12-2-856 of the GBCC (or any successor provision), and (iii) that the Company shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer of the Company in advance of a final disposition of the proceeding if the director or officer submits to the Secretary of the Company a written request that complies with the requirements of Section 14-2-853 of the GBCC (or any successor provision).
The Company’s Articles of Incorporation filed with the Georgia Secretary of State on December 10, 1999 (as amended) provide that, to the fullest extent permitted by the GBCC, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any action or omission. Under Section 14-2-202 of the GBCC, a Georgia corporation’s articles of incorporation may limit a director’s liability to the company or its shareholders for monetary damages, except liability: (a) for any appropriation, in violation of the director’s duties, of a corporate business opportunity; (b) for acts or omissions involving intentional misconduct or knowing violation of the law; (c) for the types of liability set forth in Code Section 14-2-832 (regarding liability for unlawful corporate distributions); and (d) for any transaction from which the director received an improper personal benefit.
Section 14-2-858 of the GBCC and the Company’s Bylaws permit the Company to purchase and maintain insurance on behalf of a person who is an officer, director, employee or agent of the Company or who while holding such position with the Company serves at the Company’s request in such a position with another entity. The Company currently maintains directors’ and officers’ liability coverage which will insure our directors and officers and the directors and officers of our domestic wholly-owned subsidiaries in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
Item 16.	Exhibits
The list of exhibits set forth in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act of 1933:
(i)
The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX
Exhibit Number	Description
1.1	Form of Underwriting Agreement for Common Stock*

1.2	Form of Underwriting Agreement for Preferred Stock*

1.3	Form of Underwriting Agreement for Debt Securities*

3.1.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-12B filed on December 30, 1999)

3.1.2
Articles of Amendment to Articles of Incorporation of the Company dated September 18, 2003 (incorporated by reference to Exhibit 3.1.2 to the Company’s Quarterly Report on Form 10-Q filed on November 5, 2003)

3.1.3	Articles of Amendment to Articles of Incorporation of the Company dated April 28, 2005 (incorporated by reference to Exhibit 3.1.3 to the Company’s Current Report on Form 8-K filed on April 29, 2005)

3.1.4
Articles of Amendment to Articles of Incorporation of the Company dated November 8, 2007 (incorporated by reference to Exhibit 3.1.4 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.1	Bylaws of the Company dated December 10, 1999 (incorporated by reference to Exhibit 3.2.1 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.2	Amendment to Bylaws of the Company adopted January 20, 2000 (incorporated by reference to Exhibit 3.2.2 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.3	Amendment to Bylaws of the Company adopted February 17, 2000 (incorporated by reference to Exhibit 3.2.3 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.4	Amendment to Bylaws of the Company adopted June 6, 2000 (incorporated by reference to Exhibit 3.2.4 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.5	Amendment to Bylaws of the Company dated August 17, 2006 (incorporated by reference to Exhibit 3.2.5 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

3.2.6	Amendment to Bylaws of the Company dated August 12, 2009 (incorporated by reference to Exhibit 3.2.6 to the Company’s Annual Report on Form 10-K filed on August 28, 2009)

4.1	Form of Certificate of Designations with respect to any preferred stock issued hereunder*

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Form 10/A (Amendment No. 2), filed on May 3, 2000)

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate (included in Exhibit 4.3)*

4.5	Form of Preferred Stock Certificate*

Exhibit Number	Description
4.6	Form of Senior Indenture**

4.7	Form of Subordinated Indenture**

4.8	Form of Senior Debt Security*

4.9	Form of Subordinated Debt Security*

4.10	Form of Unit Agreement*

4.11	Description of Securities (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on November 21, 2019)

5.1	Opinion of Womble Bond Dickinson (US) LLP**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney is contained on the signature page to this registration statement**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture+

25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture+

107	Filing Fee Table**
*	To be filed subsequently by an amendment to this registration statement or by a Current Report on Form 8-K of the Registrant and incorporated by reference therein.
**	Filed herewith.
+	To be filed by amendment or, if applicable, pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 20th day of December, 2022.
DELTA APPAREL, INC. (Registrant)

By:	/s/ Justin M. Grow
Justin M. Grow
Executive Vice President and Chief Administrative Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert W. Humphreys and Justin M. Grow, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Robert W. Humphreys	Chairman and Chief Executive Officer (principal executive officer)	December 20, 2022
Robert W. Humphreys

/s/ Nancy P. Bubanich	Vice President, Chief Accounting Officer, Assistant Secretary and Assistant Treasurer (principal financial officer and principal accounting officer)	December 20, 2022
Nancy P. Bubanich

/s/ Anita D. Britt	Director	December 20, 2022
Anita D. Britt

/s/ J. Bradley Campbell	Director	December 20, 2022
J. Bradley Campbell

/s/ Dr. George Jay Gogue	Director	December 20, 2022
Dr. George Jay Gogue

/s/ Glenda E. Hood	Director	December 20, 2022
Glenda E. Hood

/s/ Sonya E. Medina	Director	December 20, 2022
Sonya E. Medina

/s/ A. Alexander Taylor, II	Director	December 20, 2022
A. Alexander Taylor, II

/s/ David G. Whalen	Director	December 20, 2022
David G. Whalen